UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	000-55527	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Second Amended and Restated Declaration of Trust

On February 12, 2016, the board of trustees (the “Board”) of Corporate Capital Trust II (the “Company”) adopted resolutions (i) approving a second amendment and restatement of the Company’s declaration of trust (as further amended and restated, the “Second Amended and Restated Declaration of Trust”) and (ii) recommending that the Company’s shareholders adopt the Second Amended and Restated Declaration of Trust. On the same date, following the Board action, the Company’s shareholders adopted the Second Amended and Restated Declaration of Trust, which became effective immediately. In response to comments from certain state securities regulators, the Second Amended and Restated Declaration of Trust provides that:

•	prior to a listing of any class of the Company’s shares on a national securities exchange, (1) each trustee on the Board will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified and (2) amendments to the Second Amended and Restated Declaration of Trust to make the Company’s shares of common stock a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter; and

•	upon and following the occurrence of a listing of any class of the Company’s shares on a national securities exchange, if any (1) the Board will be divided into three classes of trustees serving staggered terms of three years each and (2) amendments to the Second Amended and Restated Declaration of Trust to make the Company’s shares of common stock a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amended and Restated Bylaws

On February 12, 2016, the Board also adopted resolutions amending and restating the Company’s bylaws (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately and reflect certain conforming changes related to the amendments set forth in the Second Amended and Restated Declaration of Trust.

The foregoing descriptions of the Second Amended and Restated Declaration of Trust and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amended and Restated Declaration of Trust and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Declaration of Trust adopted February 12, 2016
3.2	Amended and Restated Bylaws adopted February 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016		CORPORATE CAPITAL TRUST II
a Delaware statutory trust

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Declaration of Trust adopted February 12, 2016
3.2	Amended and Restated Bylaws adopted February 12, 2016